                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box: [ ]
Preliminary Proxy Statement [ ]
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ ]
Definitive Proxy Statement [X]
Definitive Additional Materials [ ]
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 [ ]

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies: N/A

         2)       Aggregate number of securities to which transactions applies:
                  N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         4)       Proposed maximum aggregate value of transaction: N/A

         5)       Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                                                   N/A

         2)       Form, Schedule or Registration Statement No.:
                                                                   N/A

         3)       Filing Party:
                                                                   N/A

         (4)      Date Filed:
                                                                   N/A

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
                             5037 E. HUNTER AVENUE
                           ANAHEIM, CALIFORNIA 92807

                                                                  April 21, 1997

Dear Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of the Company to be held on Thursday, May 22, 1997 at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626, beginning at 9:00 a.m., local time.

     At this meeting, you are being asked to elect five directors for a term of one year and to approve certain amendments to the 1992 Stock Award Plan. Greg H. Weaver, Pearson C. Cummin III, Peter L. Harris, Julius Jensen III and James B. McCurry are the nominees for election to the Board of Directors. Each of the nominees is currently serving as a director of the Company.

     The members of the Board and management look forward to personally greeting as many shareholders as possible at the meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

     Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          Sincerely,

                                          /s/ GREG H. WEAVER
                                          -------------------------------------
                                          Greg H. Weaver
                                          President and Chief Executive Officer

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
                             5037 E. HUNTER AVENUE
                           ANAHEIM, CALIFORNIA 92807

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1997

     The Annual Meeting of Shareholders of Pacific Sunwear of California, Inc., a California corporation (the "Company"), will be held at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California, 92626, on Thursday, May 22, 1997 at 9:00 a.m. local time for the following purposes:

     (1) To elect five members of the Board of Directors;

     (2) To amend the Company's 1992 Stock Award Plan to (i) increase the number of shares authorized to be issued under the Plan by 200,000 shares, from 1,066,034 shares to 1,266,034 shares, (ii) amend the vesting schedule for non-employee directors, (iii) permit the grant of certain types of performance-based awards intended to meet the requirements of
         Section 162(m) of the Internal Revenue Code and (iv) respond to changes to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and

     (3) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for: (1) the election of those directors named in the attached proxy statement; and (2) the amendments to the 1992 Stock Award Plan as set forth in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on April 15, 1997 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ CARL W. WOMACK
                                          -------------------------------------
                                          Carl W. Womack
                                          Sr. Vice President,
                                          Chief Financial Officer and Secretary

Anaheim, California
April 21, 1997

                             YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.
                             5037 E. HUNTER AVENUE
                           ANAHEIM, CALIFORNIA 92807

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1997

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The accompanying proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held on Thursday, May 22, 1997, at 9:00 a.m. local time at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 21, 1997.

                                PROXY PROCEDURES

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the Company's principal executive office, by a subsequent proxy executed by the person executing the prior proxy and presented to the Secretary of the Company at the Annual Meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an inspector of election for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may also engage a proxy solicitation company in connection with the 1997 Annual Meeting of Shareholders for a fee which is not expected to exceed $2,500 plus out-of-pocket expenses. The mailing address of the Company's principal executive offices is 5037 E. Hunter Avenue, Anaheim, California 92807.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     On April 15, 1997, the record date with respect to this solicitation for determining shareholders entitled to notice of and to vote at the Annual Meeting, 8,133,134 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only shareholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     Except as otherwise indicated, the following table sets forth information as of March 31, 1997 with respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, each director of the Company, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                                                                        AMOUNT AND
                                                                        NATURE OF
                         NAME AND ADDRESS OF                            BENEFICIAL     PERCENT OF
                           BENEFICIAL OWNER                             OWNERSHIP        CLASS
----------------------------------------------------------------------  ----------     ----------
Vinik Partners, L.P., Vinik Asset Management, L.P. and related
  parties(1)..........................................................    645,100          7.9%
  900 Third Avenue
  New York, NY 10022
Zweig-DiMenna Associates LLC(2).......................................    730,900          9.0%
  900 Third Avenue New York, NY 10022
Duncan-Hurst Capital Management(3)....................................    673,894          8.3%
  4365 Executive Drive, Suite 1520
  San Diego, CA 92121
Nicholas Applegate(4).................................................    402,789          5.0%
  Capital Management
Pearson C. Cummin III(5)..............................................     23,392            *
Julius Jensen III(5)..................................................     27,282            *
Jon R. Stone..........................................................         --           --
Peter L. Harris(5)....................................................      3,186            *
James B. McCurry(5)...................................................      3,186            *
Scott Young(5)........................................................      3,186            *
Greg H. Weaver(6).....................................................    111,648          1.4%
Timothy M. Harmon(7)..................................................     74,818            *
Carl W. Womack(8).....................................................    107,505          1.3%
Gary C.W. Hunt(9).....................................................     14,475            *
Robert G. Entersz(10).................................................        938            *
Michael W. Rayden(11).................................................          *            *
All directors and executive officers as a group (15 persons)(12)......    396,055          4.8%

---------------

  *  Less than one percent.

 (1) Share ownership for Vinik Partners, L.P., Vinik Asset Management, L.P. and related parties is as of April 10, 1997 and was obtained from a Schedule 13D, dated April 10, 1997, filed with the Securities and Exchange Commission. Vinik Partners, L.P. and VGH Partners, L.L.C. have shared voting and dispositive powers with respect to 269,200 shares. Vinik Asset Management, L.P. and Vinik Asset Management, L.L.C. have shared voting and dispositive powers with respect to 375,900 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Jeffrey N. Vinik, Michael S. Gordon and Mark D. Hostetter are also deemed to be beneficial owners of such securities.

 (2) Share ownership for Zweig-DiMenna Associates LLC was obtained from a
     Schedule 13D, dated February 25, 1997, filed with the Securities and Exchange Commission. Zweig-DiMenna International

Limited has sole voting and dispositive power with respect to 401,200 shares, Zweig-DiMenna Partners, L.P. has sole voting and dispositive power with respect to 193,700 shares, Zweig-DiMenna International Managers, Inc. has sole voting and dispositive power with respect to 92,150 shares and Gotham Advisors, Inc. has sole voting and dispositive power with respect to 43,850 shares.

 (3) Share ownership for Duncan-Hurst Capital Management is as of December 31, 1996 and was obtained from a Schedule 13G, dated March 19, 1997, filed with the Securities and Exchange Commission. Duncan-Hurst Capital Management and William H. Duncan, Jr., who is its principal shareholder, sole director, Chief Executive Officer and Chief Investment Officer, have sole voting power with respect to 373,225 shares and sole dispositive power with respect to 673,894 shares.

 (4) Share ownership for Nicholas Applegate Capital Management is as of December 31, 1996 and was obtained from a Schedule 13G dated February 3, 1997 filed with the Securities and Exchange Commission. Nicholas Applegate Capital Management has sole voting power with respect to 396,789 shares, shared voting power with respect to 6,000 shares and sole dispositive power with respect to 402,789 shares.

 (5) Includes 3,186 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 1997.

 (6) Includes 46,522 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 1997.

 (7) Includes 33,438 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 1997.

 (8) Includes 52,954 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 1997.

 (9) Includes 12,656 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 1997.

(10) Includes 938 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 1997.

(11) Michael W. Rayden resigned as Chief Executive Officer and a director effective March 19, 1996.

(12) Includes 184,377 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 31, 1997.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the authorized number of directors of the Company shall be not less than five nor more than nine until changed by Amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed by amendment of the Bylaws duly adopted either by the Board of Directors or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is seven. Effective as of the 1997 Annual Meeting of Shareholders, the number of authorized directors will be five.

     At present there are seven directors. Three directors currently hold office until the 1997 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. Two of such directors, Messrs. Stone and Young, will not stand for re-election. The four other directors currently hold office until the 1998 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. Because California law requires a minimum of six authorized directors in order to divide the Board of Directors into two classes, five directors will be elected at the 1997 Annual Meeting of Shareholders for a term of one year and until their successors shall have been duly elected and qualified. For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the five directors to be elected. The candidates receiving the highest number of votes will be elected.

     The accompanying proxies solicited by the Board of Directors will be voted for the election of the nominees named below, unless the proxy card is marked to withhold authority to vote. Each of the nominees is presently a member of the Company's Board of Directors and was previously elected to the present term of office by the shareholders of the Company.

     The nominees for election as directors are:

               Greg H. Weaver
               Pearson C. Cummin III
               Peter L. Harris
               Julius Jensen III
               James B. McCurry

     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card. Cumulative voting will not apply.

NOMINEES

     The following table provides information regarding each nominee for election to the Board of Directors. The ages shown are as of April 15, 1997.

                                          BUSINESS EXPERIENCE DURING LAST               DIRECTOR
       NAME AND AGE                        FIVE YEARS AND DIRECTORSHIPS                  SINCE
---------------------------    -----------------------------------------------------    --------
Greg H. Weaver (43)........    President and Chief Executive Officer since October        1996
                               1996, and a director since February 1996. Mr. Weaver
                               served as President and Chief Operating Officer from
                               February 1996 to October 1996 and as Chief Operating
                               Officer and Executive Vice President from October
                               1994 to February 1996. Mr. Weaver served as Executive
                               Vice President, Senior Vice President and as Vice
                               President since he joined the Company in July 1987.
Pearson C. Cummin III          General partner of Consumer Venture Partners, a            1988
  (54).....................    venture capital investment firm, since January 1986.
                               Director of Natural Wonders, Inc. and Director of The
                               Boston Beer Company.
Peter L. Harris (53).......    Chairman, Chief Executive Officer and President of         1994
                               Expressly Portraits, a family portrait studio chain,
                               since August 1995. Previously, Chairman of Accolade,
                               Inc., a publisher of interactive entertainment
                               software, from May 1994 to January 1996, and Chief
                               Executive of Accolade, Inc. from May 1994 to June
                               1995. President and Chief Executive Officer of F.A.O.
                               Schwarz from 1985 to 1992 and President of Gemco
                               Department Stores from 1980 to 1984. Director of
                               Natural Wonders, Inc., Boomtown, Inc., and ONSALE,
                               Inc.
Julius Jensen III (63).....    General partner of Copley Venture Partners, a venture      1988
                               capital investment firm, since 1985. Director of
                               Mulberry Child Care Centers and Director of Natural
                               Wonders, Inc.
James B. McCurry (48)......    Business Consultant since December 1996. Previously        1994
                               Chairman of the Board and Chief Executive Officer of
                               NeoStar Retail Group, Inc., ("NeoStar") a specialty
                               retailer of consumer software, from December 1994 to
                               December 1996. Chairman of the Board of Babbage's,
                               Inc. from its incorporation in 1983 until a business
                               combination in December 1994 to form NeoStar. NeoStar
                               filed a voluntary petition under Chapter 11 of the
                               U.S. Federal Bankruptcy Code in September 1996.
                               Director of American General Hospitality Corporation.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

COMPENSATION OF DIRECTORS

     During the fiscal year ended February 2, 1997 ("fiscal 1996"), non-employee directors of the Company were paid a fee of $1,000 for each meeting of the Board of Directors attended prior to June 1996 and $2,000 for each meeting in and after June 1996, and were reimbursed for expenses incurred in attending meetings of the Board of Directors. During fiscal 1996, each non-employee director of the Company received a stock option to purchase 6,000 shares of Common Stock. Subject to shareholder approval of the proposed amendments to the Company's 1992 Stock Award Plan described below, the vesting schedule of non-employee directors options will change from four equal annual installments to a schedule pursuant to which (i) one quarter of the covered shares will become exercisable on the earlier of (a) the first anniversary of the award date, or (b) the day immediately preceding the first regularly scheduled Annual Meeting of shareholders first occurring after the award date, and (ii) 1/36th of the covered shares will become exercisable each month thereafter. See "Amendments to 1992 Stock Award Plan" below.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, currently consisting of Messrs. Jensen, McCurry and Young and a Compensation Committee, currently consisting of Messrs. Cummin, Harris and Stone. No other person served on the Audit or Compensation Committee during fiscal 1996. The primary responsibility of the Audit Committee is to review the scope of audit and non-audit assignments and internal auditing procedures and the adequacy of internal controls. The Audit Committee meets with management and the Company's independent public accountants. The Audit Committee met one time during fiscal 1996. The primary responsibility of the Compensation Committee is to establish compensation and incentives for the Company's executive officers and to administer the Company's incentive compensation and benefit plans, including the 1992 Stock Award Plan. The Compensation Committee met three times and took action by written consent five times during fiscal 1996.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During fiscal 1996, the Board of Directors met five times. Except James B. McCurry, who attended two of the five meetings, no director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid to or earned by the named executive officers for fiscal 1996 and for the fiscal years ended February 4, 1996 ("fiscal 1995") and January 29, 1995 ("fiscal 1994").

                           SUMMARY COMPENSATION TABLE

                                                               LONG TERM COMPENSATION
                                                               -----------------------
                                                                       AWARDS
                                               ANNUAL          -----------------------
                                           COMPENSATION(1)     RESTRICTED   SECURITIES
                                         -------------------     STOCK      UNDERLYING
           NAME AND                       SALARY     BONUS       AWARDS      OPTIONS         ALL OTHER
      PRINCIPAL POSITION         YEAR      ($)        ($)         ($)          (#)       COMPENSATION($)(2)
-------------------------------  ----    --------   --------   ----------   ----------   ------------------
Greg H. Weaver.................  1996    $308,246   $281,250           --     193,750         $ 13,153
  Chief Executive Officer        1995     241,454     60,000           --          --            8,985
                                 1994     205,031     69,500           --      11,250            1,500
Timothy M. Harmon..............  1996     201,343    142,500           --      87,500           14,325
  Executive Vice President of    1995     192,923     30,000           --          --            7,692
  Merchandising                  1994     161,885     55,000           --      22,500            1,500
Carl W. Womack.................  1996     198,308    142,500           --      80,000           14,285
  Senior Vice President,         1995     187,731     35,000           --          --            7,519
  Chief Financial Officer and    1994     158,885     55,000           --      18,750            1,500
  Secretary
Gary C.W. Hunt.................  1996     156,000     90,000           --      10,000           10,308
  Vice President of              1995     135,423     24,000           --      11,250            4,820
  Product Development            1994     121,000     30,000           --          --              605
Robert G. Entersz..............  1996     156,000     90,000           --       5,000            9,100
  Vice President of              1995(3)   36,115         --           --      22,500               --
  Merchandising                  1994          --         --           --          --               --
Michael W. Rayden..............  1996      72,927         --           --          --               --
  Former Chief Executive         1995     450,946         --           --          --           17,499
  Officer(4)                     1994     356,062    318,000      779,400(5)        --           2,860

---------------

(1) The annual compensation reported does not include the value of certain perquisites which in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive.

(2) Amounts shown for all individuals except Mr. Weaver represent contributions by the Company to the Company's Employee Savings Plan (401(k)) and Executive Deferred Compensation Plan. The amounts shown for Mr. Weaver in each of 1996, 1995 and 1994 include contributions by the Company to such plans and in 1996 an annual premium of $1,668 was paid with respect to a term life insurance policy purchased for the benefit of Mr. Weaver. The amounts contributed to the plans are subject to vesting requirements.

(3) Mr. Entersz joined the Company in November 1995.

(4) Mr. Rayden resigned as Chief Executive Officer and a director effective March 19, 1996. The salary shown was paid to him between February 5, 1996 and March 19, 1996.

(5) On October 15, 1994, Mr. Rayden was granted a restricted stock award covering 60,000 shares of Common Stock at a price of $0.01 per share. The closing price of the Company's Common Stock on that date was $13.00. Such shares were to vest in equal monthly installments of 1,666 shares beginning October 1, 1996 and were entitled to dividends, if any, whether or not vested. The value of such restricted stock at the end of fiscal 1995 based on the closing price of $8.625 for the Company's Common Stock on February 4, 1996, net of the consideration paid by Mr. Rayden, was $516,900. As of March 19, 1996, none of these shares of restricted stock were vested and, upon Mr. Rayden's resignation, were surrendered to the Company for cancellation.

SUMMARY OF OPTION GRANTS

     The following table sets forth certain information with respect to grants of stock options during fiscal 1996 to the named executive officers of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                               POTENTIAL
                       -----------------------------------------------------         REALIZABLE VALUE
                                     PERCENTAGE                                         AT ASSUMED
                       NUMBER OF      OF TOTAL                                        ANNUAL RATES OF
                       SECURITIES     OPTIONS                                    STOCK PRICE APPRECIATION
                       UNDERLYING    GRANTED TO                                             FOR
                        OPTIONS      EMPLOYEES      EXERCISE                            OPTION TERM
                        GRANTED      IN FISCAL        PRICE       EXPIRATION     -------------------------
        NAME            (#)(1)          YEAR        ($/SH)(2)        DATE          5%($)          10%($)
---------------------  ---------     ----------     ---------     ----------     ----------     ----------
Greg H. Weaver          112,500         24.8%        $  5.83        02/05/06     $  412,710     $1,045,888
                         56,250         12.4           20.67        09/18/06        731,091      1,852,729
                         25,000          5.5           23.38        01/15/07        367,510        931,343
                       ---------       -----                                     ----------     ----------
                        193,750         42.7                                      1,511,311      3,829,960
Timothy M. Harmon        52,500         11.6            5.83        02/05/06        192,598        488,081
                         35,000          7.7           20.88        12/17/06        459,486      1,164,428
                       ---------       -----                                     ----------     ----------
                         87,500         19.3                                        652,084      1,652,509
Carl W. Womack           75,000         16.5            5.83        02/05/06        275,140        697,258
                          5,000          1.1           20.88        12/17/06         65,641        166,347
                       ---------       -----                                     ----------     ----------
                         80,000         17.6                                        340,781        863,605
Gary C.W. Hunt           10,000          2.2           20.88        12/17/06        131,282        332,694
Robert G. Entersz         5,000          1.1           20.88        12/17/06         65,641        166,347
Michael W. Rayden            --           --              --              --             --             --

---------------

(1) All of such options were granted under the Company's 1992 Stock Award Plan (the "Plan") for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Acceleration of the exercisability of the options may occur under certain circumstances, including a change in control of the Company. Under the terms of the Plan, the Compensation Committee of the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. Options begin vesting one year after the grant date. On the initial vesting date, 25% of the options vest and, thereafter, options continue to vest at the rate of 2.08% each calendar month.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares and by offset of the underlying shares, respectively, subject in each case to certain conditions.

SUMMARY OF OPTIONS EXERCISED

     The following table provides information with respect to the exercise of stock options during the most recently completed fiscal year by the named executive officers of the Company together with the fiscal year-end value of unexercised options.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                  NUMBER OF
                                                                  SECURITIES
                                                                  UNDERLYING        VALUE OF UNEXERCISED
                                                                 UNEXERCISED            IN-THE-MONEY
                                                                  OPTIONS AT             OPTIONS AT
                                                               FISCAL YEAR-END       FISCAL YEAR-END(1)
                                SHARES                               (#)                     ($)
                             ACQUIRED ON         VALUE         ----------------     ---------------------
                               EXERCISE       REALIZED(1)        EXERCISABLE/           EXERCISABLE/
           NAME                  (#)              ($)           UNEXERCISABLE           UNEXERCISABLE
---------------------------  ------------     ------------     ----------------     ---------------------
Greg H. Weaver.............      50,965         $304,956        7,304 / 204,922     $150,777 / $2,950,277
Timothy M. Harmon..........          --               --       30,675 /  94,843      695,590 /  1,425,013
Carl W. Womack.............          --               --       27,953 /  86,328      638,950 /  1,700,118
Gary C.W. Hunt.............       5,000          103,750       10,469 /  20,781      217,349 /    283,901
Robert G. Entersz..........       5,625          117,103          938 /  20,937       19,035 /    351,539
Michael W. Rayden..........     110,245          332,366             --  /   --            --  /       --

---------------

(1) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise price of "in-the-money" options.

SEVERANCE AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company and Mr. Weaver are parties to an Amended and Restated Employment Agreement (the "Employment Agreement") dated as of January 15, 1997, pursuant to which Mr. Weaver is entitled to (i) a base salary of $400,000 per year, subject to a minimum annual adjustment equal to the greater of the increase in the Consumer Price Index or five percent (5%), (ii) an annual bonus equal to a percentage of his base salary based upon the achievement of financial performance criteria to be established by the Company in consultation with Mr. Weaver and (iii) certain other benefits, including a car allowance of $800 per month. The Employment Agreement is renewed automatically each January 15 for one year unless the Company provides 60 days notice of its intention not to renew. If the Company gives a 60 day notice or if Mr. Weaver is terminated without cause, Mr. Weaver shall be entitled to his then annual salary for a period of one year following the effective date of his termination and a pro rata portion of any bonus to which he would otherwise be entitled. Mr. Harmon and Mr. Womack are parties to severance agreements dated as of February 6, 1996, which cover severance and bonus payments in the event of termination. Mr. Harmon and Mr. Womack each shall be entitled to his then annual salary for a period of six months if terminated without cause, and shall also be entitled to a pro-rata portion of any bonus to which he would otherwise be entitled if terminated in the fourth quarter of any fiscal year.

     The Company's 1986-87 Stock Incentive Plan and 1992 Stock Award Plan provide for acceleration of the vesting of awards granted thereunder upon the occurrence of certain events. Under the 1986-87 Stock Incentive Plan, in the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding option shall be accelerated to a date prior to such merger or consolidation, unless the successor to the Company assumes the option. Under the 1992 Stock Award Plan, in the event the shareholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of substantially all of the business assets of the Company, unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and related stock appreciation right shall become immediately exercisable, restricted stock shall immediately vest and the number of shares covered by each performance share award shall be issued to the participant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Pearson C. Cummin III, Peter L. Harris and Jon R. Stone. No member of the Compensation Committee is either an officer or employee of the Company.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     As members of the Compensation Committee, we are responsible for administering the Company's incentive plans, including its 1992 Stock Award Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of corporate management and consider management succession and related matters. The Committee reviews compensation for the executive officers of the Company with the Board. The Compensation Committee is comprised entirely of non-employee directors.

OVERALL COMPENSATION POLICIES

     The primary compensation policy of the Company, which is endorsed by the Committee, is that a significant portion of the annual compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by each executive officer. Under the Company's 1996 Bonus Plan, bonuses for the Company's officers are based on the percentage of budgeted earnings achieved by the Company. Bonuses for the Company's senior managers are based both on the Company's earnings and a subjective evaluation of individual job performance and achievement without regard to earnings. The executive officers of the Company were awarded bonuses in the aggregate amount of $746,250, ranging from 57.7% to 91.2% of their respective base salaries, for services rendered in fiscal 1996.

     It is also a policy of the Company and the Committee that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals which ultimately enhance the value of the Company's stock. In that regard, in addition to the base salary and bonus elements of executive compensation, the Company from time to time provides long-term incentives to key employees through the grant of stock options and restricted stock under the Company's Stock Award Plan. These long-term incentives are designed to couple the interests of key employees with those of the shareholders of the Company in that the value of grants under the Stock Award Plan is directly related to the future value of the Company's Common Stock.

     The Compensation Committee considers the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended, and final regulations adopted thereunder. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility (e.g., the spread on the exercise of non-qualified options) depend on the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Prior to his appointment as Chief Executive Officer in September 1996, Mr. Weaver served as President and Chief Operating Officer of the Company. In this capacity, Mr. Weaver was granted 112,500 stock options in February 1996.

     In connection with his appointment as Chief Executive Officer in September 1996, the Company entered into an employment agreement with Mr. Weaver and increased his annual base salary to $375,000. At the same time, the Compensation Committee approved the grant to Mr. Weaver of 56,250 stock options and, subject to shareholder approval of certain amendments in the Company's 1992 Stock Award Plan, an award of 56,250 shares of performance based restricted stock. See "Amendments to 1992 Stock Award Plan-Specific Benefits." In January 1997, the Company entered into an Amended and Restated Employment Agreement with Mr. Weaver and increased his base salary to $400,000 and granted to him an additional 25,000 stock options.

     The aggregate base salary payments made to Mr. Weaver in fiscal 1996 were $308,246, as the increases to Mr. Weaver's base salary described above were not effective at the start of the year. Under the terms of his employment agreement, Mr. Weaver was also paid a bonus of $281,250 in fiscal 1996. This bonus was based upon the percentage of budgeted earnings for the fiscal year achieved by the Company.

     The compensation arrangements (other than amount of the bonus) and stock awards made to Mr. Weaver at the time of his appointment to the office of Chief Executive Officer and in January 1997 were determined based on the Committee's subjective evaluation of the role of Mr. Weaver before and after he was made Chief Executive Officer in the improved financial performance of the Company during fiscal 1996 and the achievement of several strategic objectives, including the successful rollout of juniors and footwear apparel, the opening of 26 larger format stores and improved financial results. The Committee does not, in determining the level of compensation to be paid, conduct any formal survey of the salaries paid by other public retailing companies but has from time to time informally consulted with a firm engaged in the hiring and placing of professional managers with retailing firms.

CONCLUSION

     The Committee has reviewed each element of compensation for each of the executive officers for 1996. The Committee reported to the Board of Directors that in the Committee's opinion, the compensation of each executive officer is reasonable in view of the Company's performance and the Committee's subjective evaluation of the contribution of each executive officer to that performance.

March 31, 1997

COMPENSATION COMMITTEE
Pearson C. Cummin III
Peter L. Harris
Jon R. Stone

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies)("Nasdaq Market Index") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Retail Index") for the period commencing on March 15, 1993(1) and ending on February 2, 1997.

 COMPARISON OF CUMULATIVE TOTAL RETURN FROM MARCH 15, 1993 THROUGH FEBRUARY 2,
                                    1997(2)


        MEASUREMENT PERIOD                                 NASDAQ MARKET
      (FISCAL YEAR COVERED)           PACIFIC SUNWEAR          INDEX           RETAIL INDEX
      ---------------------           ---------------      -------------       ------------
03/15/93                                     100                 100                 100
01/30/94                                      62                 114                 108
01/29/95                                     110                 109                  96
02/04/96                                      66                 160                 109
02/02/97                                     306                 207                 134

---------------

(1) For purposes of this presentation, the Company has assumed that its initial offering price per share of $8.67 (as adjusted for a 3-for-2 stock split effected on October 9, 1996) would have been the closing sales price on March 15, 1993, the day prior to the commencement of trading. Trading in the Company's Common Stock commenced on March 16, 1993 and the Company's 1996 fiscal year ended on February 2, 1997.

(2) Assumes that $100.00 was invested on March 15, 1993 in the Company's Common Stock at the Company's initial offering price of $8.67 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                      AMENDMENTS TO 1992 STOCK AWARD PLAN

     At the Annual Meeting, shareholders will be requested to approve amendments to the Company's Amended and Restated 1992 Stock Award Plan (the "Plan"). The proposed amendments were adopted by the Board of Directors on October 29, 1996 and March 12, 1997, subject to shareholder approval. The Plan provides a means to attract and retain officers and key employees and promote the success of the Company.

PROPOSED AMENDMENTS TO THE PLAN

     The proposed amendments to the Plan are summarized as follows:

     Increase Shares Available for Awards. At March 31, 1997, awards covering 952,254 shares of Common Stock were outstanding under the Plan. In addition, 56,250 shares of restricted stock will be issued to Greg Weaver upon approval of the proposed amendments to the Plan by the shareholders. See "-- Specific Benefits," below. On March 12, 1997, the Board of Directors adopted, subject to shareholder approval, a proposed increase in the number of shares authorized to be issued under the Plan from 1,066,034 to 1,266,034 (an increase of 200,000 shares). The proposed increase will, if approved, make 257,530 shares available for issuance under the Plan after the proposed issuance of 56,250 shares of restricted stock to Mr. Weaver.

     Non-Employee Director Program. The Plan provides for the automatic grant of nonqualified stock options to directors who are not employed by the Company or its subsidiaries (the "Non-Employee Director Program"). Under the Non-Employee Director Program, each non-employee director automatically is granted an option to purchase 6,000 shares of the Company's Common Stock upon becoming a member of the Board of Directors and 6,000 shares annually upon the director's re-election or continuation as a member of the Board. On March 12, 1997, the Board of Directors adopted, subject to shareholder approval, a proposed change in the vesting schedule of options under the Non-Employee Director Program from vesting at the rate of 25% of the shares subject to the option on the first, second, third and fourth anniversaries of the award date to a schedule pursuant to which
(i) the first 25% of the covered shares becomes exercisable on the earlier of
(a) the first anniversary of the award date or (b) the day immediately preceding the first regularly scheduled Annual Meeting of Shareholders first occurring after the award date, and (ii) 1/36th of the covered shares becomes exercisable each month thereafter. The proposed amendment would affect outstanding options as well as options to be granted under the Non-Employee Director Program. For a further description of the Non-Employee Director Program, see "Summary Description of the Plan -- Non-Employee Director Program," below.

     Non-Transferability. The Plan currently provides that awards under the Plan are not transferable by a holder other than by will or the laws of descent and distribution and are generally exercisable, during his or her lifetime, only by the holder; and amounts payable or shares issuable pursuant to an award will be paid only to the participant or the participant's beneficiary or representative. The Plan has been amended, subject to shareholder approval, to clarify the existing transfer restrictions and provide that the Committee (as defined below) may establish conditions and procedures (for example, in connection with a holder's estate or tax planning initiatives) under which awards may be transferred and/or payments may be made to a third party, to the extent permitted by law.

     Amendments Pursuant to Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying regulations generally deny tax deduction by the Company for certain compensation in excess of $1 million in any year paid to the chief executive officer and the four other most highly compensated officers, unless such compensation qualifies as performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder and the material terms of the Plan for such compensation are shareholder approved. The proposed amendments are intended to address the requirements of performance-based awards to preserve the Company's ability to deduct compensation paid to such officers, and modify the Plan as follows: (1) to establish a limit which sets the maximum number of shares at 410,250 (subject to adjustment under certain circumstances) with respect to which awards (including options and stock appreciation rights) may be granted to an individual during any 12-month period; and (2) to change provisions of the existing performance awards section of the Plan to allow awards which satisfy the requirements of performance-based compensation within the meaning of Code
Section 162(m) and
regulations thereunder (as discussed at "Employee and Consultant Program" under the "Summary Description of the Plan" below).

     A summary of the Plan, including a description of the types of awards that may be granted under the Plan, is set forth below. This summary is qualified in its entirety by the full text of the Plan. A copy of the Plan is available for review at the principal executive offices of the Company and will be furnished to shareholders without charge upon written request directed to Corporate Secretary, Pacific Sunwear of California, Inc., 5037 E. Hunter Avenue, Anaheim, California 92807. Capitalized terms used herein which are not otherwise defined shall have the meaning specified in the Plan.

REQUIRED VOTE

     An affirmative vote by the holders of the majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval of the amendments. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

SUMMARY DESCRIPTION OF THE PLAN

     The material features of the Plan, other than those described above, are described below.

     GENERAL

     Under the Plan, awards may consist of any combination of stock options (incentive or nonqualified), restricted stock, stock appreciation rights ("SARs") and performance share awards. Awards under the Plan generally may be made to any officer or key employee of the Company and to consultants to the Company whether or not such consultants are employees. The Plan also provides for the automatic grant of nonqualified stock options to directors who are not employed by the Company under the Non-Employee Director Program. Four non-employee directors and approximately 70 officers and employees of the Company are considered eligible for future grants under the Plan at the present time, subject to the power of the Committee (as defined below) to determine all eligible employees and other persons to whom awards will be granted under the Employee and Consultant Program.

     ADMINISTRATION

     The Plan is administered by either (i) the Board or (ii) the Compensation Committee of the Board (either the Board or the Compensation Committee is referred to herein as the "Committee") consisting of two or more directors, each of whom in respect of any decision at a time when the participant affected by the decision may be subject to Section 162(m) of the Code and/or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be an "outside director" within the meaning of Code Section 162(m) and/or a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act, as applicable.

     EMPLOYEE AND CONSULTANT PROGRAM

     Participants in the Plan are selected by the Committee. The Committee is empowered to determine the terms and conditions of each award made under the Plan, subject to the limitations that the exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant (110% if granted to an employee who owns 10% or more of the Common Stock), and no incentive stock option can be granted to anyone other than a full-time employee of the Company or its subsidiaries. The closing price of the Common Stock of the Company on April 15, 1997, as reported by The Nasdaq Stock Market in the Western Edition of the Wall Street Journal, was $33.25 per share. Non-qualified stock options may be granted under the Plan with an exercise price determined by the Committee. Options granted under the Plan may be exercised as determined by the Committee, but in no event after ten years from the date of grant.

     Restricted stock awards may be granted on the basis of such factors as the Committee deems appropriate. Each restricted stock award agreement shall specify the number of shares of Common Stock to be issued, the date of such issuance, the price, if any, to be paid for such shares by the participant, whether and to what extent the cash consideration paid for such shares shall be returned upon a forfeiture and the restrictions imposed on such shares. Shares subject to restricted stock awards are nontransferable until such shares have vested and are subject to a risk of forfeiture unless certain conditions are satisfied.

     SARs may be granted in connection with stock options or separately. SARs granted in connection with stock options will provide for payments to the holder based upon increases in the price of the Common Stock over the exercise price of the related option on the exercise date. The SARs may provide that the holder of the SARs may exercise the SARs or the option in whole or in part. The Committee may elect to pay SARs in cash or in Common Stock or in a combination of cash and Common Stock.

     Performance share awards may be granted on the basis of such factors as the Committee deems appropriate. Generally, these awards will be based upon specific agreements and will specify the number of shares of Common Stock subject to the award, the price, if any, to be paid for such shares by the participant and the conditions upon which the issuance of the shares will be based.

     In addition to awards under the other provisions of the Plan, the Plan has been amended, subject to shareholder approval, to provide that the Committee may grant to eligible officers performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the Code ("Section 162(m) Performance-Based Awards"). Options with an exercise price and SARs with a base price not less than fair market value on the date of grant will, generally speaking, be considered Section 162(m) Performance-Based Awards. Other Section 162(m) Performance-Based Awards must be based on the performance relative to pre-established goals over performance periods not shorter than one year nor longer than ten years. The business criteria on which performance goals will be established include one or more of the following as applied to the consolidated operations, or one or more subsidiaries or business segments: (i) earnings per share of Common Stock on a fully diluted basis determined by dividing (a) net earnings less dividends on Preferred Stock, if any, of the Company and its subsidiaries by (b) the weighted average number of shares of Common Stock and Common Stock equivalents outstanding, (ii) consolidated net income of the Company and its subsidiaries (less, if any, preferred dividends), divided by the average consolidated common shareholder equity, (iii) net cash flow (including cash and cash equivalents) from operations or net cash flow from operations, financing and investing activities, or (iv) change in the market price of the Company's Common Stock plus dividends and other distributions paid, divided by the beginning market price of the Common Stock, adjusted for any changes in equity structure. The Section 162(m) Performance-Based Awards are earned and payable only if performance meets the specific, pre-established performance goals approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. Performance goals may be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m).

     Grants of Section 162(m) Performance-Based Awards in any calendar year to any participant may not be made with reference to more than 410,250 shares. Before any of the Section 162(m) Performance-Based Awards (other than by exercise of qualifying options or SARs) are paid to a covered officer, the Committee must certify that the performance goals have been satisfied. The Committee will have discretion to determine the performance goals and restrictions or other limitations of the individual awards and is expected to reserve "negative" discretion to reduce the number of shares delivered pursuant to payments of awards below maximum award limits.

     Effect of Termination of Employment. Options and SARs, which have not yet become exercisable, will lapse upon the date a participant is no longer employed by the Company for any reason. Options and SARs which have become exercisable must be exercised within three months after such date if the termination of employment was for any reason other than retirement, total disability, death or discharge for cause. In the event a participant is discharged for cause, all options and SARs shall lapse immediately upon such termination of employment. If the termination of employment was due to retirement, total disability or death, the options and SARs which are exercisable on the date of such termination must be exercised within twelve months of the date of such termination or such shorter period provided in the award agreement. Shares subject to restricted stock awards that have not become vested upon the date a participant is no longer employed by the Company for any reason will be forfeited in accordance with the terms of the related award agreements.

Shares subject to performance share awards that have not been issued or become issuable upon the date a participant is no longer employed by the Company for any reason shall similarly be forfeited.

     Adjustments. In the event the shareholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of substantially all of the business assets of the Company (in each case, a "Change in Control"), unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and related SAR shall become immediately exercisable, restricted stock shall immediately vest and the number of shares covered by each performance award shall be issued to the participant.

     NON-EMPLOYEE DIRECTOR PROGRAM

     Under the Non-Employee Director Program, each person who first becomes a non-employee director of the Company is granted automatically a non-qualified stock option to purchase 6,000 shares of the Company's Common Stock (the "Initial Grant"). In addition, the Plan provides that in each calendar year, there will be granted automatically (without any action by the Committee) as of the date of the annual meeting of shareholders in each such year, a non-qualified stock option to purchase 6,000 shares of Common Stock to each non-employee director who is re-elected as a director of the Company or who continues as a director (the "Annual Grant"). The purchase price per share of Common Stock covered by each such option will be the fair market value of the Common Stock on the date the option is granted. The Plan provided that options vest over a four year period in equal annual installments and expire on the tenth anniversary of the award date. Subject to shareholder approval, the vesting schedule has been amended to a schedule pursuant to which (i) the first 25% of the covered shares becomes exercisable on the earlier of (a) the first anniversary of the award date or (b) the date immediately preceding the first scheduled Annual Meeting of shareholders first occurring after the award date, and (ii) 1/36th of the remaining covered shares becomes exercisable each month thereafter. The proposed changes in the vesting schedule will apply to outstanding options granted under the Non-Employee Director Program as well as future option grants. Immediately prior to the occurrence of a Change in Control (as defined above), each option granted under the Non-Employee Director Program will become exercisable in full.

     If a non-employee director's services as a member of the Board terminate, any option granted under the Non-Employee Director Program held by such non-employee director which is not then exercisable shall terminate; provided, however, that if a non-employee director's services as a member of the Board terminate by reason of death or total disability, the Committee may, in its discretion, consider to be exercisable a greater portion of any such option than would otherwise be exercisable, upon such terms as the Committee shall determine. If a non-employee director's services as a member of the Board terminate by reason of death or total disability, any portion of any such option which is then exercisable may be exercised for one year after the date of such termination or the balance of such option's term, whichever period is shorter. If a non-employee director's services as a member of the Board terminate for any other reason, any portion of any such option which is then exercisable may be exercised for three months after the date of such termination or the balance of such option's term, whichever period is shorter.

     LIMITATION ON AMENDMENTS AND AUTHORITY

     The Board of Directors may amend or terminate the Plan at any time, but may not unilaterally deprive the recipient of any material benefits. If any amendment to the Plan would (i) increase the benefits accruing to participants,
(ii) increase the aggregate number of shares which may be issued under the Plan or (iii) modify the requirements of eligibility for participation in the Plan, then, to the extent then required by Section 422 of the Code, such amendment shall be subject to shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

     With respect to nonqualified stock options, the Company is generally entitled to deduct an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options ("ISOs"), the Company is generally not entitled to a similar deduction either upon grant of the option or at the time the option is exercised. If ISO shares are not held for specified qualifying periods, however, the difference between the fair market value of the shares at the date of exercise (or, if lower, the sale price) and the cost of such shares is taxed as ordinary income (and the Company will receive a corresponding deduction) in the year the shares are sold.

     The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; non-transferable restricted stock subject to a substantial risk of forfeiture results in income recognition only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and performance share awards generally are subject to tax at the time of payment.

     In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income. If an award is accelerated under the Plan, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. If, as a result of the occurrence of a change in ownership, control, or sale of substantially all of the assets of the Company, a participant's benefits are increased (e.g., an option holder's options or rights become exercisable, the restrictions on awards lapse, or shares are issued), the participant may be deemed to have received a "parachute payment" for purposes of Section 280G of the Code. If the additional value received as a result of acceleration exceeds a certain threshold amount approximating 300% of the person's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs, the excess of the total of such amounts over such person's average annual taxable compensation generally will be subject to a 20% non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for the payments that are subject to the excise tax.

     Further, if the compensation attributable to awards to persons subject to
Section 162(m) limits is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct that compensation to the extent the individual's aggregate compensation exceeds $1,000,000 in any year. In light of uncertainties regarding the ultimate interpretation of Section 162(m), no assurances can be given that all compensation intended to qualify as "performance-based compensation" under Section 162(m) will in fact be deductible.

     The above tax summary is based upon federal income tax laws in effect as of April 15, 1997.

SPECIFIC BENEFITS

     The Committee will cause the Company to issue an aggregate of 56,250 shares of restricted stock to Mr. Weaver, if shareholders approve the proposed amendments described under "-- Proposed Amendments to the Plan -- Amendments Pursuant to Code Section 162(m)," above. The restricted stock will vest in approximately equal installments on each of March 31, 1999, 2000, 2001 and 2002, if, at the time of the vesting date, certain cumulative earnings per share ("EPS") growth targets have been satisfied. In the event that the minimum rate of growth in EPS is not satisfied as of a scheduled vesting date, the shares otherwise scheduled to vest on such date shall not vest but shall remain available for vesting in the event that the minimum rate of growth in EPS for a later scheduled vesting date is achieved, in which event the shares previously scheduled to vest as of an earlier date shall vest.

     The future number, amount and type of awards to be received by or allocated to eligible persons under the additional authority of the Plan as amended cannot be determined at this time. Other than the issuance of restricted stock to Mr. Weaver, the Committee has not yet considered any specific Section 162(m) Performance-Based Awards under the additional authority of the Plan. If the Plan, as amended, had been in effect in 1996, the Company expects that the awards would not have been substantially different from those reported in the Summary Compensation Table and Option Grants In Last Fiscal Year Table under "Executive Compensation and Other Information," above.

                                 OTHER MATTERS

     Management does not know of any other matters to be presented at the Annual Meeting of Shareholders, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment.

     UPON REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 2, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE BY THE COMPANY. ANY SHAREHOLDER DESIRING A COPY SHOULD WRITE TO THE COMPANY AT THE ADDRESS SET FORTH IN THE COVER PAGE OF THE PROXY STATEMENT, ATTENTION: CARL W. WOMACK, SECRETARY.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by December 22, 1997 for inclusion in the Company's 1998 Proxy Statement. In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's Proxy Statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company at the Company's principal executive office not less than 15 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting unless less than 25 days notice or prior public disclosure of the date scheduled for the meeting is given or made, in which event notice by the shareholder to be timely must be delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the scheduled annual meeting was mailed or (ii) the day on which such public disclosure was made. The shareholder's notice to the Secretary of the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, including the names of nominees for election to the Board of Directors, if any, (ii) the name and address, as they appear in the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Company's stock that are beneficially owned by the shareholder on the date of such shareholder notice, and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal. If the presiding officer at the annual meeting determines that a shareholder proposal is not made in accordance with the terms described above, the presiding officer shall so declare at the annual meeting, the proposal shall be deemed by the presiding officer to be improperly before the shareholders and the proposal shall not be acted upon at the annual meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The following Form 4s were inadvertently not filed on a timely basis: one Form 4 for Larry G. Fesler disclosing one sale of common stock; one Form 4 for Gary C. Hunt disclosing one sale of common stock; one Form 4 for Shelley Smith disclosing a purchase and sale of common stock pursuant to the exercise of options, and one sale of common stock; and one Form 4 for Greg H. Weaver disclosing three purchases of common stock pursuant to the exercise of options.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of Deloitte & Touche LLP, the independent auditors of the Company, will be in attendance at the Annual Meeting, able to make a statement if he or she so desires, and available to respond to appropriate questions.

                      PACIFIC SUNWEAR OF CALIFORNIA, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING, MAY 22,1997

   The undersigned, a shareholder of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended February 2, 1997; and, revoking any proxy previously given, hereby constitutes and appoints Greg H. Weaver and Carl W. Womack, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626 on Thursday, May 22 1997 at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

   The Board of Directors recommends a vote FOR Items 1 and 2.

   1. Election of five directors:   Greg H. Weaver
                                    Pearson C. Cummin III
                                    Peter L. Harris
                                    Julius Jensen III
                                    James B. McCurry

     For all nominees [ ] Withhold authority to vote for all nominees [ ]

     (AUTHORITY TO VOTE FOR ANY NOMINEE NAMED MAY BE WITHHELD BY LINING THROUGH THAT NOMINEE'S NAME.)

   2. Approval of amendments to the Company's 1992 Stock Award Plan to (i) increase the number of shares authorized to be issued under the Plan by 200,000,
(ii) amend the vesting schedule for non-employee directors, (iii) permit the grant of certain types of performance-based awards intended to meet the requirements of Section 162(m) of the Internal Revenue Code and (iv) respond to changes to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

   3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

                   (continued and to be signed on other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

                                                        Dated             , 1997
                                                             -------------

                                                        ------------------------
                                                        Signature of Shareholder

                                                        ------------------------
                                                        Signature of Shareholder

                                                        This Proxy must be
                                                        signed exactly as your
                                                        name appears hereon.
                                                        Executors,
                                                        administrators,
                                                        trustees, etc., should
                                                        give full title, as
                                                        such. If the shareholder
                                                        is a corporation, a duly
                                                        authorized officer
                                                        should sign on behalf of
                                                        the corporation and
                                                        should indicate his or
                                                        her title.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.

                FIFTH AMENDED AND RESTATED 1992 STOCK AWARD PLAN

                                 MARCH __, 1997

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
I.       THE PLAN......................................................................................  1
         1.1      Purpose..............................................................................  1
         1.2      Administration.......................................................................  1
         1.3      Participation........................................................................  2
         1.4      Stock Subject to the Plan............................................................  2
         1.5      Grant of Awards......................................................................  3
         1.6      Exercise of Awards...................................................................  3
         1.7      No Transferability; Limited Exception to Transfer Restrictions.......................  3

II.      OPTIONS.......................................................................................  5
         2.1      Grants...............................................................................  5
         2.2      Option Price.........................................................................  5
         2.3      Option Period........................................................................  6
         2.4      Exercise of Options..................................................................  6
         2.5      Limitations on Grant of Incentive Stock Options......................................  6
         2.6      Non-Employee Director Awards.........................................................  7

III.     STOCK APPRECIATION RIGHTS.....................................................................  9
         3.1      Grants...............................................................................  9
         3.2      Exercise of Stock Appreciation Rights................................................  9
         3.3      Payment.............................................................................. 10

IV.      RESTRICTED STOCK AWARDS....................................................................... 11
         4.1      Grants............................................................................... 11
         4.2      Restrictions......................................................................... 11

V.       PERFORMANCE SHARE AWARDS...................................................................... 11
         5.1      Grants............................................................................... 11
         5.2      Special Performance-Based Share Awards............................................... 11

VI.      OTHER PROVISIONS.............................................................................. 13
         6.1      Rights of Eligible Employees, Participants and Beneficiaries......................... 13
         6.2      Adjustments Upon Changes in Capitalization........................................... 14
         6.3      Termination of Employment............................................................ 15
         6.4      Acceleration of Awards............................................................... 17
         6.5      Government Regulations............................................................... 17
         6.6      Tax Withholding...................................................................... 18
         6.7      Amendment, Termination and Suspension................................................ 18
         6.8      Privileges of Stock Ownership; Nondistributive Intent................................ 19
         6.9      Effective Date of the Plan........................................................... 20
         6.10     Term of the Plan..................................................................... 20
         6.11     Governing Law........................................................................ 20
         6.12     Plan Construction.................................................................... 20

VII.     DEFINITIONS................................................................................... 21
         7.1      Definitions.......................................................................... 21

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                FIFTH AMENDED AND RESTATED 1992 STOCK AWARD PLAN



I.       THE PLAN.

         1.1      Purpose.

                  The purpose of this Plan is to promote the success of the Company by providing an additional means to attract, motivate and retain key personnel through the grant of Options and other Awards(1) that provide added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company.

         1.2      Administration.

                  (a) This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the unanimous written consent of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

                  (b) Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment or consulting services for purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determination of the Committee on any of the foregoing matters shall be conclusive.



--------
(1) For definitions of these and other capitalized terms, see Section 7.1, Definitions.

                  (c) Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body. No member of the Board or Committee, or officer of the Company or any Subsidiary, shall be liable for any such action or inaction.

                  (d) Subject to the requirements of Section 7.1(h), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

                  (e) In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

                  (f) The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

         1.3      Participation.

                  Awards may be granted only to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Except as provided in
Section 2.6 below, members of the Board who are not officers or employees of the Company shall not be eligible to receive Awards.

         1.4      Stock Subject to the Plan.

                  The stock to be offered under this Plan shall be shares of the Company's authorized but unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards (including, but not limited to, Incentive Stock Options) granted under this Plan shall not exceed the sum of 1,066,033 (after giving effect to the one-for-1.45 reverse stock split effected in February 1993 and the 3-for-2 stock split effected in October
1996) shares, subject to adjustment as set forth in Section 6.2. The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 1,000,000 shares, subject to adjustment as set forth in Section 6.2. If any Option and any related Stock Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award or a Performance-Based Award shall not have been transferred, the unpurchased, unvested or nontransferred shares subject thereto shall again be available for purposes of this Plan.

         1.5      Grant of Awards.

                  Subject to the express provisions of this Plan, the Committee shall determine from the class of Eligible Employees those individuals to whom Awards under this Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award; provided, however, that the aggregate number of shares of Common Stock subject to Awards that may be granted to any employee in any twelve month period may not exceed 410,250, subject to adjustment as described in Section 6.2 of the Plan. Each Award shall be subject to the terms and conditions set forth in this Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of this Plan. The grant of an Award is made on the Award Date.

         1.6      Exercise of Awards.

                  An Option or Stock Appreciation Right shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 2.2(a), except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with
Section 2.2(b). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements.

         1.7      No Transferability; Limited Exception to Transfer
Restrictions.

                  (a) Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.7, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

                  (b) Exceptions. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

                  (c)      Further Exceptions to Limits On Transfer.
The exercise and transfer restrictions in Section 1.7(a) shall not apply to:

                          (i)      transfers to the Company,

                         (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                        (iii) transfers pursuant to a QDRO order if approved or ratified by the Committee,

                         (iv)       if the Participant has suffered a
         disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

                          (v) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

         Notwithstanding the foregoing, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

II.      OPTIONS.

         2.1      Grants.

                  One or more Options may be granted to any Eligible Employee. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option.

         2.2      Option Price.

                  (a) The purchase price per share of Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by check payable to the order of the Company, (ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Company, upon the terms and conditions determined by the Committee, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements) or (iii) if authorized by the Committee or specified in the Option being exercised, by shares of Common Stock of the Company already owned by the Participant; provided, however, that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

                  (b) In addition to the payment methods described in subsection
(a), the Option may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a bank or broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section
6.6. The Company shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

         2.3      Option Period.

                  Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date, and shall be subject to earlier termination as hereinafter provided.

         2.4      Exercise of Options.

                  Except as otherwise provided in Sections 6.3 and 6.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable for at least six months after the Award Date, except in the case of death or Total Disability. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares exercisable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 10 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

         2.5      Limitations on Grant of Incentive Stock Options.

                  (a) To the extent that the aggregate fair market value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For purposes of determining whether the $100,000 limit is exceeded, the fair market value of stock subject to options shall be determined as of the date the options are awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Company may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

                  (b) There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an

"incentive stock option" as that term is defined in Section 422 of the Code.

                  (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         2.6      Non-Employee Director Awards.

                  (a) Participation. Awards under this Section 2.6 shall be made only to Non-Employee Directors.

                  (b) Option Grants. As and when any person who is not then an officer or employee of the Company shall become a director of the Company, there shall be granted automatically (without any action by the Board or the Committee) a Nonqualified Stock Option (the grant or award date of which shall be the date such person takes office) to such person to purchase 6,000 shares of Common Stock.

                  (c) Subsequent Annual Options. In each calendar year during the term of the Plan, commencing with the 1997 annual meeting, there shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option to purchase 6,000 shares of Common Stock to each Non-Employee Director who is re-elected as a director of the Company or who continues as a director (the grant or award date of which shall be the date of the annual meeting of shareholders in each such year).

                  (d) Option Price. The purchase price per share of the Common Stock covered by each Option granted pursuant to this Section 2.6 shall be one hundred percent of the Fair Market Value of the Common Stock on the Award Date. The purchase price of any shares purchased shall be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the business day next preceding the date of exercise of the Option, or partly in such shares and partly in cash.

                  (e) Option Period. Each Option granted under this Section 2.6 and all rights or obligations thereunder shall expire on the tenth anniversary of the Award Date and shall be subject to earlier termination as provided below.

                  (f) Exercise of Options. Except as otherwise provided in Sections 2.6(g) and 2.6(h), each Option granted under this Section 2.6 shall become exercisable (i) as to one-quarter of the covered shares on the earlier of (A) the first anniversary of the Award Date, or
(B) the day immediately preceding the first regularly scheduled Annual Meeting of shareholders first occurring after the Award Date; and (ii) as to an additional 1/36th of the covered shares each month thereafter (using the Award Date as the date of monthly vesting). This provision shall be effective with respect to all outstanding Options granted pursuant to this Section 2.6 and all future Options granted pursuant to this Section 2.6 and the vesting of such Options shall be determined in accordance herewith.

                  (g) Termination of Directorship. If a Non-Employee Director Participant's services as a member of the Board terminate, each Option granted pursuant to Section 2.6(b) or (c) hereof held by such Non-Employee Director Participant which is not then exercisable shall terminate; provided, however, that if a Non-Employee Director Participant's services as a member of the Board terminate by reason of death or Total Disability, the Committee may, in its discretion, consider to be exercisable a greater portion of any such Option than would otherwise be exercisable, upon such terms as the Committee shall determine. If a Non-Employee Director Participant's services as a member of the Board terminate by reason of death or Total Disability, any portion of any such Option which is then exercisable may be exercised for one year after the date of such termination or the balance of such Option's term, whichever period is shorter. If a Non-Employee Director Participant's services as a member of the Board terminate for any other reason, any portion of any such Option which is then exercisable may be exercised for three months after the date of such termination or the balance of such Option's term, whichever period is shorter.

                  (h) Acceleration Upon an Event. Immediately prior to the occurrence of an Event, in order to protect the holders of Options granted under this Section 2.6, each Option granted under Section 2.6(b) or (c) hereof shall become exercisable in full.

                  (i) Adjustments. The specific numbers of shares stated in the foregoing provisions of Section 2.6(b) and (c) hereof and the consideration payable for such shares shall be subject to adjustment in certain events as provided in Section 6.2 of this Plan.

                  (j) Effective Date of Section 2.6. This Section 2.6 shall be effective as of the date of Board approval (March 23, 1994), subject to shareholder approval within twelve months after such date.

III.     STOCK APPRECIATION RIGHTS.

         3.1      Grants.

                  In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 3.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. In its discretion, the Committee may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Committee may in its absolute discretion provide.

         3.2      Exercise of Stock Appreciation Rights.

                  (a) A Stock Appreciation Right granted concurrently with an Option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

                  (b) In the event that a Stock Appreciation Right granted concurrently with an Option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall also be reduced by such number of shares.

                  (c) If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

                  (d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

         3.3      Payment.

                  (a) Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying

                           (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

                           (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

                  (b) The Committee, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

                  (c) Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right. Such amount shall be paid as described in paragraph (b) above.

IV.      RESTRICTED STOCK AWARDS.

         4.1      Grants.

                  Subject to Section 1.4, the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than six months after the Award Date.

         4.2      Restrictions.

                  (a) Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

                  (b) Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

                  (c) In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).


V.       PERFORMANCE SHARE AWARDS.

         5.1      Grants.

                  The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors as the Committee shall determine. A Performance Share Award agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based, which issuance shall not be earlier than six months after the Award Date.

         5.2      Special Performance-Based Share Awards.

                  Without limiting the generality of the foregoing, and in addition to options granted under other provisions of this Plan, other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock, or other rights, the vesting or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Company and/or one or more of its Subsidiaries or divisions, may be granted under this Plan. An award that is intended to satisfy the requirements of this Section 5.2 shall be designated as a Performance-Based Award at the time of grant.

                  (a) Eligible Class. The eligible class of persons for Performance-Based Awards under this Section shall be the executive officers of the Company.

                  (b) Performance Goal Alternatives. The specific performance goals for Performance-Based Awards granted under this Section shall be, on an absolute or relative basis, one or more of the Performance Goals, as selected by the Committee in its sole discretion. The Committee shall establish in the applicable Award Agreement the specific performance target(s) relative to the Performance Goal(s) which must be attained before the compensation under the Performance-Based Award becomes payable. The specific targets shall be determined within the time period permitted under Section 162(m) of the Code (and any regulations issued thereunder) so that such targets are considered to be preestablished and so that the attainment of such targets is substantially uncertain at the time of their establishment. The applicable performance measurement period may not be less than one nor more than 10 years.

                  (c) Maximum Performance-Based Award. Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares which may be delivered pursuant to awards that are granted as Performance-Based Awards under this Section 5.2 to any Participant in any calendar year shall not exceed 410,250 shares, either individually or in the aggregate, subject to adjustment as provided in Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

                  (d) Committee Certification. Before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify in writing that the Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a change in control event in accordance with Section 162(m) of the Code and Section 6.2.

                  (e) Terms and Conditions of Awards. The Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

                  (f) Adjustments for Changes in Capitalization and other Material Changes. In the event of a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, spinoff, reorganization or similar event, or any partial or complete liquidation of the Company, or any similar event consistent with regulations issued under Section 162(m) of the Code including, without limitation, any material change in accounting policies or practices affecting the Company and/or the Performance Goals or targets, then the Committee may make adjustments to the Performance Goals and targets relating to outstanding Performance-Based Awards to the extent such adjustments are made to reflect the occurrence of such an event; provided, however, that adjustments described in this subsection may be made only to the extent that the occurrence of an event described herein was unforeseen at the time the targets for a Performance-Based Award were established by the Committee.


VI.      OTHER PROVISIONS.

         6.1      Rights of Eligible Employees, Participants and
                  Beneficiaries.

                  (a) Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to any Eligible Employee generally.

                  (b) Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

                  (c) No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

         6.2      Adjustments Upon Changes in Capitalization.

                  (a) If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Company or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards or Performance Share Awards or Performance-Based Awards shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock.

                  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Plan shall terminate. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of this Plan by such successor corporation in which event this Plan and the Awards shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

                  (c) In adjusting Awards to reflect the changes described in this Section 6.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

         6.3      Termination of Employment.

                  (a) If the Participant's service to or employment by the Company terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, three months or such shorter period as is provided in the Award Agreements from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of services or employment.

                  (b) If the Participant's service to or employment by the Company terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, 12 months (or, in the case of Incentive Stock Options where the Participant terminates as a result of Retirement, three months) or such shorter period as is provided in the Award Agreements from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable by the date of termination of services or employment and any Option not exercisable on that date shall terminate.

                  (c) If the Participant's service to or employment by the Company terminates as a result of death while the Participant is rendering services to the Company or is employed by the Company or during the 12 month period (or, in the case of Incentive Stock Options where the Participant has terminated as a result of Retirement, three month period) referred to in subsection (b) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 2.3, during the 12 month period or such shorter period as is provided in the Award Agreements following the Participant's death, as to all or any part of the shares of Common Stock covered thereby to the extent exercisable on the date of death (or earlier termination).

                  (d) Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 3.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 2.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

                  (e) In the event of termination of services to or employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award or Performance-Based Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

                  (f) In the event of termination of services to or employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

                  (g) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 6.3 to be a termination of services or employment of each consultant or employee of that entity who does not continue as a consultant or as an employee of another entity within the Company.

                  (h) Upon forfeiture of a Restricted Stock Award pursuant to this Section 6.3, the Participant, or his or her

Beneficiary or Personal Representative, as the case may be, shall transfer to the Company the portion of the Restricted Stock Award not vested at the date of termination of services or employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Company, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Company on the date of termination of services or employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Company and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Company or such representatives deem necessary or advisable in connection with such transfer.

         6.4      Acceleration of Awards.

                  Unless prior to an Event the Board determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award or Performance-Based Award shall be issued to the Participant; subject, however, to compliance with applicable regulatory requirements, including without limitation and Section 422 of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Event.

         6.5      Government Regulations.

                  This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

         6.6      Tax Withholding.

                  (a) Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the exercise of a Stock Appreciation Right, the vesting of a Restricted Stock Award or the payment of a Performance Share Award or Performance-Based Award, the Company shall have the right to (i) require such Participant or such other person to pay by cash or check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions or (ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding; provided, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements.

                  (b) The Committee may, in its discretion, permit a loan from the Company to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish.

         6.7      Amendment, Termination and Suspension.

                  (a) The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof). In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Section 6.4 and, with the consent of the Participant, make such modifications of the terms and conditions of such Participant's Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option as are not inconsistent with or prohibited by this Plan. No Awards may be granted during any suspension of this Plan or after its termination.

                  (b) Any amendment that would materially (i) increase the benefits accruing to Participants, (ii) increase the aggregate number of shares which may be issued under this Plan, or (iii) modify the requirements of eligibility for participation in this Plan, shall be subject to shareholder approval only to the extent then required by Section 422 of the Code or any successor provisions, rules or statutes thereto, by a majority of the shareholders.

                  (c) In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

         6.8      Privileges of Stock Ownership; Nondistributive Intent.

                  A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him or her. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act and applicable state securities law, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he or she represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Company may be listed).

         6.9      Effective Date of the Plan.

                  This Plan shall be effective upon its approval by the Board, subject to approval by the shareholders of the Company within twelve months from the date of such Board approval.

         6.10     Term of the Plan.

                  Unless previously terminated by the Board, this Plan shall terminate at the close of business on November 17, 2002, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

         6.11     Governing Law.

                  This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

         6.12     Plan Construction.

                  (a) Rule 16b-3. It is the intent of the Company that transactions in and affecting Awards in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. In furtherance of such intent and the Company's intent to satisfy any applicable state securities laws, the Awards granted under all of the provisions of the Plan, in the discretion of the Committee, may be deemed granted under a separate plan if so required, notwithstanding the designation of this document as a single plan for convenience of reference and to establish certain provisions and limitations applicable to all authorized Awards. If any provision of the Plan or of any Award would frustrate or otherwise conflict with the intent expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of the Plan as to such persons in the circumstances.

                  (b) Section 162(m). It is the further intent of the Company that Options or Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant and Performance-Based Awards under Section 5.2 of this Plan that are granted to or held by a Section 16 Person shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.


VII.     DEFINITIONS.

         7.1      Definitions.

                  (a) "Award" means an Option, which may be designated as a Nonqualified Stock Option or an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, Performance Share Award or Performance-Based Award, in each case granted under this Plan.

                  (b) "Award Agreement" means a written agreement setting forth the terms of an Award.

                  (c) "Award Date" means the date upon which the Committee took the action granting an Award or such later date as is prescribed by the Committee or, in the case of Options granted under Section 2.6, the date specified in such Section 2.6.

                  (d) "Beneficiary" means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

                  (e) "Board" means the Board of Directors of the Company.

                  (f) "Cash Flow" shall mean cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Incentive is granted.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (h)      "Commission" means the Securities and Exchange
Commission.

                  (i) "Committee" means the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom (i) in respect of any transaction at a time when the affected Participant may be subject to Section 162(m) of the Code, shall be an "outside director" within the meaning of Section 162(m) of the Code and (ii) in respect of any transaction at a time when the affected Participant may be subject to Section 16 of the Exchange Act, shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

                  (j)      "Common Stock" means the Common Stock of the
Company.

                  (k) "Company" means Pacific Sunwear of California, Inc., a California corporation, and its successors.

                  (l) "Eligible Employee" means an officer or key employee of the Company and consultants to the Company whether or not such consultants are employees.

                  (m) "EPS" shall mean earnings per common share on a fully diluted basis determined by dividing (i) net earnings, less dividends on preferred stock of the Company and its Subsidiaries by (ii) the weighted average number of common shares and common shares equivalents outstanding.

                  (n)      "Event" means any of the following:

                           (1)      Approval by the shareholders of the
         Company of the dissolution or liquidation of the Company;

                           (2) Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities other than Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company; or

                           (3) Approval by the shareholders of the Company of the sale of substantially all of the Company's business assets to a person or entity which is not a Subsidiary.

                  (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.




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
                  (p) "Fair Market Value" means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Committee for purposes of the Plan.

                  (q) "Incentive Stock Option" means an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

                  (r) "Non-Employee Director" means a member of the Board who is not an officer or employee of the Company.

                  (s) "Non-Employee Director Participant" means a Non-Employee Director who has been granted an Option under
Section 2.6.

                  (t) "Nonqualified Stock Option" means an option which is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof.

                  (u) "Option" means an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

                  (v) "Participant" means an Eligible Employee who has been granted an Award.




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
                  (w) "Performance Goal" shall mean EPS or ROE or Cash Flow or Total Stockholder Return, and "Performance Goals" means any combination thereof.

                  (x) "Performance-Based Awards" shall mean an Award of a right to receive shares of Common Stock or other compensation (including cash) under
Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

                  (y) "Performance Share Award" means an award of shares of cash or Common Stock under Section 5.1, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

                  (z) "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

                  (aa) "Plan" means the Pacific Sunwear of California, Inc. 1992 Stock Award Plan, as amended.

                  (ab) "QDRO" shall mean an order requiring the transfer of an Award or portion thereof pursuant to a state domestic relations law to the spouse, former spouse, child or other dependent of a Participant. Such order must be in a form substantially identical to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  (ac) "Restricted Stock" means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

                  (ad) "Restricted Stock Award" means an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

                (ae) "Retirement" means retirement from employment by or providing services to the Company or any Subsidiary after age 65 and, in the case of employees, in accordance with the retirement policies of the Company then in effect.

                  (af) "ROE" shall mean consolidated net income of the Company and its Subsidiaries (less preferred dividends),



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
divided by the average consolidated common shareholders equity.

                  (ag) "Securities Act" means the Securities Act of 1933, as amended.

                  (ah) "Stock Appreciation Right" means a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 3.3(a).

                  (ai) "Subsidiary" means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                  (aj) "Total Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and, in the case of Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

                  (ak) "Total Stockholder Return" shall mean with respect to the Company or its Subsidiaries or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.




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